CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated November 19, 1999, accompanying the October 31, 1999 financial statements of Capstone Growth Fund, Inc., which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.





                                          BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 24, 2000